Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933 of our reports dated August 25, 2006, relating to the consolidated financial statements of National Rural Utilities Cooperative Finance Corporation and subsidiaries, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended May 31, 2006 and incorporated by reference in the Prospectus included in Registration Statement No. 333-109365.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia March 12, 2007